      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1996

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                INTERLEAF, INC.
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                               04-2729042
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

              9 HILLSIDE AVENUE, PROSPECT PLACE, WALTHAM, MA 02154
                                 (617) 290-0710
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        JOHN K. HYVNAR, GENERAL COUNSEL
                                INTERLEAF, INC.
                       9 HILLSIDE AVENUE, PROSPECT PLACE
                               WALTHAM, MA 02154
                                 (617) 290-0710
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment file pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                 PROPOSED
                                                                PROPOSED          MAXIMUM
                                                                 MAXIMUM         AGGREGATE        AMOUNT OF
          TITLE OF EACH CLASS OF               AMOUNT TO     OFFERING PRICE      OFFERING       REGISTRATION
       SECURITIES TO BE REGISTERED           BE REGISTERED    PER SHARE (1)      PRICE (1)           FEE
Common Stock, $.01 par value..............  450,000 shares        $8.00         $3,600,000         $1,242

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock in the National Market System as reported by the NASDAQ on May 7, 1996.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                INTERLEAF, INC.

                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-3 ITEM NUMBER AND CAPTION                  CAPTION IN PROSPECTUS
- -----------------------------------------  ------------------------------------
 1.  Forepart of the Registration
      Statement and Outside Front Cover
      of Prospectus......................  Outside Front Cover Page

 2.  Inside Front and Outside Back Cover
      Pages of Prospectus................  Inside Front and Outside Back Cover
                                           Pages

 3.  Summary Information, Risk Factors
      and Ratio of Earnings to Fixed
      Charges............................  Inside Front Cover Page; Certain
                                           Factors

 4.  Use of Proceeds.....................  Use of Proceeds

 5.  Determination of Offering Price.....  Not Applicable

 6.  Dilution............................  Not Applicable

 7.  Selling Security Holders............  Selling Shareholders

 8.  Plan of Distribution................  Plan of Distribution

 9.  Description of Securities to be
      Registered.........................  Not Applicable

10.  Interests of Named Experts and
      Counsel............................  Not Applicable

11.  Material Changes....................  Recent Developments

12.  Incorporation of Certain Information
      by Reference.......................  Incorporation of Certain Documents
                                           by Reference

13.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities........................  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 14, 1996

                                INTERLEAF, INC.

                                 450,000 SHARES

                          COMMON STOCK, $.01 PAR VALUE

    All of the shares of Common Stock, $.01 par value ("Common Stock") of Interleaf, Inc. (the "Company") covered by this Prospectus (the "Shares") are being offered by certain shareholders of the Company (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

    The Selling Shareholders have advised the Company that they propose to offer, from time to time, all or part of the Shares on the over-the-counter market in ordinary brokerage transactions, in transactions directly with a market maker, in negotiated transactions, or otherwise, at such prices and on such terms as may be obtainable and satisfactory to the Selling Shareholders. No underwriting discounts or commissions will be paid other than normal brokerage commissions and fees which will be paid by the Selling Shareholders. The Selling Shareholders and any broker-dealers that participate with one or more of the Selling Shareholders in the distribution of the Shares may be deemed to be underwriters and any commissions received or profit realized by them in connection with the resale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. See "Plan of Distribution."

    Expenses of the registration, issuance and distribution of the Shares (other than brokerage commissions and fees), estimated at $8,242, will be paid by the Company.

    See "Certain Factors" for a discussion of certain factors that should be considered by prospective purchasers of the Shares offered hereby.

    On May 7, 1996, the last reported sale price for the Common Stock on the National Market System, as reported by NASDAQ, was $8.00 per share. The Common Stock is traded in the over-the-counter market under the NASDAQ symbol "LEAF".

                            ------------------------

    THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY   THE
     SECURITIES  AND EXCHANGE  COMMISSION NOR  HAS THE  COMMISSION PASSED
       UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.   ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is         , 1996

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
THE COMPANY.................................................    2

RECENT DEVELOPMENTS.........................................    2

CERTAIN FACTORS.............................................    2

USE OF PROCEEDS.............................................    2

SELLING SHAREHOLDERS........................................    2

PLAN OF DISTRIBUTION........................................    3

LEGAL MATTERS...............................................    3

EXPERTS.....................................................    3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    4

ADDITIONAL INFORMATION......................................    4

                            ------------------------

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at the following regional offices of the Commission: Suite 1300, 7 World Trade Center, New York, NY 10048; and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60611. Copies of such material may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

                                  THE COMPANY

    Interleaf, Inc., a Massachusetts corporation (the "Company"), develops and markets software that is used in the creation, management and distribution of documents. The Company's software enables customers to compose, edit, view and print documents, while also facilitating their electronic management, preparation, conversion and distribution. The Company offers its customers an integrated document management solution to meet both the needs of the document author and information user. The Company's principal offices are located at Prospect Place, 9 Hillside Avenue, Waltham, Massachusetts 02154, and its telephone number is (617) 290-0710.

                              RECENT DEVELOPMENTS

    On April 29, 1996, the Company reported a net loss for its fourth quarter ended March 31, 1996 of approximately $1.5 million, on revenues of approximately $20.9 million, compared with a net loss of approximately $19.9 million, on revenues of approximately $23.8 million for the same period a year ago. For all of fiscal 1996, the Company reported net income of approximately $0.3 million, on revenues of approximately $88.6 million, compared with a net loss of approximately $48.4 million, on revenues of approximately $87.9 million for the previous year. During fiscal 1996, the Company restructured its sales operations, including its sales management team, by replacing approximately two-thirds (2/3) of its sales force. The Company believes that its restructured sales force will achieve improved productivity resulting in revenue growth during fiscal 1997.

                                CERTAIN FACTORS

    During fiscal 1997, the Company expects to identify and develop dedicated software applications for discrete markets. Currently, the Company is developing applications which will address specific business problems, such as sales force automation and integration, and quality (ISO 9000) and health and safety compliance (OSHA) in manufacturing environments. These applications are expected to be released during fiscal 1997. Historically, the Company's software product offerings have focused on broad-based horizontal markets in the areas of document publishing, electronic distribution, and document management ("Core Products"). The new vertical applications will be built on these Core Products. The revenue impact on the Company of these new applications will depend upon market acceptance, the length of the sales cycle, and effectiveness of the Company's restructured sales force. The Company's future revenue growth will significantly depend upon the success of these new applications.

    In addition, a high percentage of the Company's revenues are generally realized in the last month of a quarter and can be difficult to predict until the end of a particular quarter. Accordingly, given the Company's relatively fixed cost structure, a shortfall or increase in product license revenue will have a significant impact on the Company's operating results.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the sale by the Selling Shareholders of the shares of Common Stock offered hereby.

                              SELLING SHAREHOLDERS

    The Selling Shareholders are former shareholders of The Learning Alliance, Inc., a Delaware corporation ("The Learning Alliance"). The Learning Alliance provides certain sales training services and develops and markets related software to its customers, including the Company. The Selling Shareholders acquired the Shares in connection with the acquisition of The Learning Alliance by the Company on May 1, 1996.

    The following table sets forth certain information as to the Selling Shareholders and the maximum number of shares of Common Stock that may be sold by each of the Selling Shareholders pursuant to this Prospectus.

                            MAXIMUM NUMBER OF
     NAME AND ADDRESS       SHARES TO BE SOLD
- --------------------------  ------------------
David D. Allman
26 Roosevelt Way
Avondale, PA 19311               423,000(1)

Lisa S. Allman
26 Roosevelt Way
Avondale, PA 19311               423,000(1)

Lee C. Fields
26 Roosevelt Way
Avondale, PA 19311                27,000

- ------------------------
(1) Represents shares held jointly by David D. Allman and Lisa S. Allman

    Prior to the acquisition of The Learning Alliance by the Company, David D. Allman served as President and Director of, Lisa S. Allman served as Treasurer and Secretary of, and Lee C. Fields served as an employee of, The Learning Alliance. The Selling Shareholders do not beneficially own any other shares of the Company's capital stock, and, upon completion of the offering contemplated herein, will beneficially own no shares of the Company's capital stock. The maximum number of shares that may be sold by the Selling Shareholders represents approximately 3% of the outstanding shares of the Company's Common Stock.

                              PLAN OF DISTRIBUTION

    The Selling Shareholders have advised the Company that they propose to offer, from time to time, all or part of the Shares on the over-the-counter market in ordinary brokerage transactions, in transactions directly with a market maker, in negotiated transactions, or otherwise, at such prices and on such terms as may be obtainable and satisfactory to the Selling Shareholders. No underwriting discounts or commissions will be paid other than normal brokerage commissions and fees which will be paid by the Selling Shareholders. The Selling Shareholders may also, from time to time, sell the Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, subject to the limitations and conditions thereof, if such Rule is available for such sales. No sales or distributions other than as described herein will be effected until this Prospectus shall have been appropriately amended or supplemented.

                                 LEGAL MATTERS

    Certain legal matters relating to the Common Stock offered hereby are being passed upon for the Company by John K. Hyvnar, Esq., General Counsel to the Company.

                                    EXPERTS

    The consolidated financial statements of Interleaf, Inc. appearing in Interleaf's Annual Report (Form 10-K) for the year ended March 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, filed with the Securities and Exchange Commission, are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

        2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995.

        3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (filed June 11, 1986), including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus.

    The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents. Such request should be directed to: Interleaf, Inc., Prospect Place, 9 Hillside Avenue, Waltham, MA 02154, attn: John K. Hyvnar, telephone
(617) 290-0710 extension 1016.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form S-3 under the
Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information pertaining to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules filed therewith or incorporated by reference as a part thereof.

    Statements in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Where such contract or other document is filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof.

    A copy of the Registration Statement may be inspected at the Commission's offices or may be obtained from the Commission upon payment of certain prescribed fees.

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with this offering, all of which are to be paid by the Company, are as follows:

SEC registration fee.........................  $   1,242
Legal fees and expenses......................      2,000
Accounting fees and expenses.................      5,000
                                               ---------
    Total....................................  $   8,242
                                               ---------
                                               ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    (a)  Section  67  of  the  Massachusetts  Business  Corporation  Law permits indemnification of present and former directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote, or (iv) in the case of officers who are not directors, by the Board of Directors, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.
Section 67 also provides that the absence of any express provision for indemnification shall not limit any right of indemnification existing independently of such Section.

    (b) Article V of the Company's by-laws provides that the Company shall, to the extent legally permissible, indemnify each former or present director or officer against all liabilities and expenses imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he may be threatened or involved, by reason of his having been a director or officer; provided that the Company shall provide no indemnification with respect to any matter as to which any such person shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. If any such action is disposed of, on the merits or otherwise, without the disposition being adverse to the director or officer and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of the Company, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made as of right unless after investigation (a) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (b) by written opinion of independent legal counsel (who may be regular counsel of the Company), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by any interested directors or officers), it shall be determined by clear and convincing evidence that such person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. Indemnification may include advancement of expenses of defending an action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under Article V. Article V also provides that the right of indemnification provided therein is not exclusive of and does not affect any other rights to which any director or officer may be entitled under any agreement, statute, vote of stockholders or otherwise. The Company's obligation to indemnify under Article V shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage.

    (c) The Company has entered into an Agreement to Defend and Indemnify with each of its officers and directors. Pursuant to these agreements, the Company has agreed, to the extent legally permissible, to indemnify such person against all losses (including, without limitation, judgments, fines and penalties) and expenses (including, without limitation, amounts paid in settlement and counsel fees and disbursements) incurred by such person in connection with or as a result of any claim, action, suit or other proceeding, civil or criminal, or appeal related thereto, in which he may be involved by reason of his having been a director or officer or by reason of any action taken or not taken in his capacity as director or officer; provided that no indemnification shall be provided with respect to any matter as to which such person shall not have acted in good faith in the reasonable belief that his action was in the best interests of the Company. If any such claim, action, suit or proceeding is disposed of, on the merits or otherwise, without the disposition being adverse to such person, without a plea of guilty or NOLO CONTENDRE and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of the Company, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made upon a determination that such person's conduct was in good faith and in the reasonable belief that his action was in the best interests of the Company by (a) a quorum of disinterested directors, or (b) independent legal counsel (who may be regular counsel of the Company), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by any interested directors or officer). Expenses may be advanced by the Company prior to any final disposition of any such action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under the Agreement. Such Agreements provide that the right of indemnification provided therein is in addition to any rights to which any person concerned may be entitled by other agreements or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of the indemnified person. The rights of indemnification provided in such Agreements are in addition to any rights under any insurance policy in effect, provided that to the extent any claim is covered by any such insurance policy, the Company will provide coverage after the full coverage of the insurance policy is exhausted or otherwise unavailable.

    (d) Article 6D of the Company's Articles of Organization provides that, to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary as a director, except for (i) any breach of the director's duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) improper issuances of stock or unauthorized distributions to stockholders, or (iv) any transaction in which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS

    The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

    1.  The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation for the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table set forth in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Articles of Organization, By-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on May 7, 1996.

                                INTERLEAF, INC.

                                By:                /s/ ED KOEPFLER
                                      -----------------------------------------
                                                    Ed Koepfler,
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of Interleaf, Inc., hereby severally constitute and appoint Ed Koepfler, G. Gordon M. Large and John K. Hyvnar, and each of them acting singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Interleaf, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    WITNESS our hands and common seal on the date set forth below.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                           TITLE                DATE
- ----------------------------------------  ------------------------  ------------
                                          President, Chief
            /s/ ED KOEPFLER                Executive Officer and
 -------------------------------------     Director (principal      May 7, 1996
              Ed Koepfler                  executive officer)

                                          Executive Vice
                                           President, Chief
         /s/ G. GORDON M. LARGE            Financial Officer and
 -------------------------------------     Director (principal      May 7, 1996
           G. Gordon M. Large              financial and
                                           accounting officer)

        /s/ FREDERICK B. BAMBER
 -------------------------------------    Director                  May 7, 1996
          Frederick B. Bamber

          /s/ DAVID A. BOUCHER            Chairman of the Board of
 -------------------------------------     Directors                May 7, 1996
            David A. Boucher

         /s/ CLINTON P. HARRIS
 -------------------------------------    Director                  May 7, 1996
           Clinton P. Harris

       /s/ GEORGE D. POTTER, JR.
 -------------------------------------    Director                  May 7, 1996
         George D. Potter, Jr.

                                 EXHIBIT INDEX

   EXHIBIT                                                                                               METHOD OF
    NUMBER                                     DESCRIPTION OF EXHIBIT                                     FILING
- --------------  ------------------------------------------------------------------------------------  ---------------
         4(a)   Specimen certificate for shares of Common Stock.....................................            [i]

         4(b)   Rights Agreement, dated July 15, 1988, between the Company and The First National
                 Bank of Boston.....................................................................           [ii]

         5      Opinion of John K. Hyvnar, Esq......................................................       Included

        23(a)   Consent of John K. Hyvnar, Esq. (included in Exhibit 5).............................       Included

        23(b)   Consent of Ernst & Young LLP, independent auditors..................................       Included

        24      Power of Attorney...................................................................       Included

- ------------------------
 [i]Incorporated  herein by reference is the applicable Exhibit to the Company's
    Registration Statement on Form S-1, File Number 33-5743.

[ii]Incorporated herein  by  reference  is  Exhibit  to  Company's  Registration
    Statement on Form 8-A, filed July 27, 1988.